Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

1RT ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(1)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-quarter of one redeemable warrant(2)	457(a)	17,250,000	$10.00		$172,500,000	$0.00015310	$26,409.75
Fees to Be Paid	Equity	Class A ordinary shares included as part of the units (3)	457(g)	17,250,000	—		—	$0.00015310	—	(4)
Fees to Be Paid	Equity	Redeemable warrants included as part of the units (3)	457(g)	4,312,500	—		—	$0.00015310	—	(4)
Fees to Be Paid	Equity	Class A ordinary shares underlying the redeemable warrants included as part of the units(3)	457(g)	4,312,500	$11.50		$49,593,750	$0.00015310	$7,592.81
Carry Forward Securities
Total Offering Amounts							$222,093,750
Total Fees Previously Paid						$
Total Fee Offsets						$
Net Fee Due							$34,002.56

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).
(2)	Includes 17,250,000 units, each consisting of one Class A ordinary share and one-quarter of one redeemable warrant (which includes 2,250,000 units, each consisting of one Class A ordinary share and one-quarter of one redeemable warrant, that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any).
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).